Exhibit 10.19

Title: SUPPLIER QUALITY AGREEMENT
Document #	SOP 013-F3	Revision		A
ECO #	001	Effective Date	20 Dec 2024	Page 1 of 5

SUPPLIER QUALITY AGREEMENT

This agreement is entered into by Nexalin Technology Inc. a Delaware corporation, with its principal place of business at 1776 Yorktown, Suite 550A, Houston, TX 77056 (“Company”) and Velentium, with its principal place of business at 7535 W Grand Parkway South, Houston, TX 77407 (“SUPPLIER”).

Introduction

Nexalin Technology, Inc. develops, manufactures, and distributes medical devices, and is subject to the U.S. FDA Quality System Regulation, as well as ISO 13485, ISO 9001 and/or European Union Medical Device Regulation 2017/745 (EU MDR 2017/45). This document, when signed by the Quality Management of both companies, establishes a mutual understanding regarding authority and operation of elements of the quality systems of the COMPANY and the SUPPLIER.

Scope

This Quality Agreement applies exclusively to those products that the SUPPLIER, receives, processes, and delivers (PRODUCT) on behalf of the COMPANY subject to valid purchase orders and/or contracts. The scope of this Agreement is limited to (and inclusive of) all operations of either company that are subject to requirements of the U.S. FDA Quality System Regulation, ISO 13485, and/or (EU MDR 2017/45).

General

COMPANY is responsible for maintaining quality systems and documentation that meet requirements of FDA regulations, ISO 13485 Quality Management System (QMS) standards and EU MDR 2017/45 regulatory requirements.

To the extent that SUPPLIER performs operations for COMPANY that are subject to these requirements, and has analogous quality system in place, it benefits both parties to clearly establish and agree which company’s system governs accomplishment of specific functions.

Change Notification

As a supplier of materials and/or services, SUPPLIER is required to keep COMPANY informed of any proposed changes before they are implemented.

In particular, SUPPLIER must notify COMPANY, in writing, prior to the implementation of any change in manufacturing processes, raw material specifications, process equipment, inspection techniques or test equipment, and manufacturing location, which may have some impact on the components, products, or services, that SUPPLIER provides. This notification will allow COMPANY to perform an engineering assessment of the nature of the change, and its resultant impact on COMPANY’s business. Depending upon this assessment, COMPANY may be required to re-qualify SUPPLIER’s component parts, prior to use.

Contract Review

Both companies will follow their respective approved policies and procedures for initiating, reviewing, processing, amending, and fulfilling contracts. In general, such contracts will be in the form of discrete Purchase Orders from COMPANY to SUPPLIER for specific products or services. SUPPLIER will retain records demonstrating review and acceptance of COMPANY Purchase Orders.

Quality System Requirement

SUPPLIER agrees to establish, implement, and maintain a Quality Management System in compliance with all applicable FDA-QSR, ISO 13485 and/or ISO 9001 requirements. SUPPLIER agrees to inform COMPANY of any proposed changes in ISO 13485 or ISO 9001 certification status in regard to PRODUCT.

Audits

SUPPLIER agrees to fully cooperate to allow audits as well as inspections by FDA, Notified Bodies/Registrars and international Competent Authorities to verify regulatory compliance, suitability and effectiveness of implemented QMS in regard to PRODUCT. SUPPLIER agrees to promptly notify COMPANY of any such scheduled external audits or inspections.

CONFIDENTIAL – May not be reproduced without written permission from Nexalin Technology Inc.

Title: SUPPLIER QUALITY AGREEMENT
Document #	SOP 013-F3	Revision		A
ECO #	001	Effective Date	20 Dec 2024	Page 2 of 5

Failure to successfully pass audits by FDA or Notified Bodies/Registrars may lead to a suspension of PRODUCT manufacturing until compliance status is satisfactorily resolved with regulatory agencies and bodies.

SUPPLIER agrees to share with COMPANY any documented outcome (Audit Reports, 483, etc.) of any such audit and/or inspections where COMPANY’S PRODUCT is involved.

Supplier Audits

SUPPLIER will be subject to audits by COMPANY as part of the COMPANY supplier audit program. SUPPLIER agrees to fully cooperate to allow on-site audits and inspections to verify regulatory compliance, adequacy, suitability, and effectiveness of implemented QMS to above defined Quality Management System Standards and applicable regulatory requirements.

Quality System Records

Both COMPANY and SUPPLIER are responsible for having document control systems that are in compliance with the domestic and international regulations and Quality Management System Standards for medical devices.

COMPANY Responsibilities

In the event of a COMPANY initiated product design or manufacturing modification, COMPANY is responsible for notifying and providing SUPPLIER with changed documents in a timely manner which would allow the changes to be incorporated prior to the manufacturing of a production lot. COMPANY is responsible for notifying SUPPLIER if any COMPANY provided documents require training by SUPPLIER prior to incorporation into the manufacturing process.

SUPPLIER Responsibilities

SUPPLIER will provide approved and released manufacturing, testing, and inspection documents for COMPANY to incorporate into their documentation system for each manufactured product. SUPPLIER will maintain both the device master record (DMR) and the device history record (DHR) for each PRODUCT that SUPPLIER manufactures for COMPANY. SUPPLIER will supply to COMPANY copies of the DMR and DHR documentation and any other documents required to support the compilation and maintenance of the DMR and DHR.

SUPPLIER will maintain complete and approved DMR and DHR documentation files for each PRODUCT that it manufactures for COMPANY and will provide Nexalin with an updated copy. Updated copies will be provided to COMPANY each time the DMR or DHR is modified, updated or changed.

In the event of a SUPPLIER initiated product design or manufacturing modification, SUPPLIER is responsible for notifying and providing COMPANY with changed documents in a timely manner. SUPPLIER is responsible for notifying COMPANY if any SUPPLIER provided documents require training by COMPANY prior to incorporation into the manufacturing process. All changes must be approved in writing by the COMPANY before being implemented.

All documentation changes that will affect COMPANY PRODUCTS will be incorporated into manufacturing documentation only with COMPANY written approval.

Record Retention

COMPANY products are subject to above specified Quality Management System Standards and regulatory requirements that various record types must be retained to comply with domestic and international regulatory requirements. In accordance with COMPANY Retention Program, all manufacturing records, including raw material certificates pertaining to implant devices, must be retained indefinitely.

Those records (or copies of those records) that SUPPLIER is unwilling to retain for such periods will be transferred to COMPANY for archiving.

SUPPLIER must provide requested record(s) to COMPANY no later than 1 business day from such request.

Device Master Record

Device Master Records (DMR) for each COMPANY PRODUCT will be maintained by COMPANY and SUPPLIER through established procedures. The DMR will establish the documentation requirements for each individual production lot. Each production lot will be uniquely identified by the device history record (DHR). Nexalin will maintain the Device Master Record (DMR) for product design.

CONFIDENTIAL – May not be reproduced without written permission from Nexalin Technology Inc.

Title: SUPPLIER QUALITY AGREEMENT
Document #	SOP 013-F3	Revision		A
ECO #	001	Effective Date	20 Dec 2024	Page 3 of 5

Device History Record

The Device History Record for COMPANY PRODUCTS will be defined by COMPANY and maintained by SUPPLIER in accordance with their established procedures. The purpose of a DHR is to demonstrate that PRODUCT was manufactured in conformance to all specifications and documents that comprise the product DMR.

A complete SUPPLIER DHR will be sent with each production lot received by COMPANY. DHR documentation that must be included with each lot shipped to COMPANY. When applicable, DHR documentation should include packing slip, device traveler(s), device material certification, Certificate of Conformance, and as applicable all labelling reconciliation, in-process deviation(s), rework, and/or non-conforming material report records, as well as any requested inspection reports.

Design Control

COMPANY is responsible for design development and documentation control for its products. It is COMPANY responsibility to transfer adequate documentation to SUPPLIER to allow for the PRODUCTS to be manufactured to specification.

SUPPLIER is responsible for incorporating COMPANY documentation into their quality systems so as not to create any design changes.

Design Verification

SUPPLIER may be consulted or participate in development or qualification of processes for manufacture or testing of COMPANY PRODUCT (e.g., design verification, package qualification, etc.). In such instances, any required testing must be completed in conformance with a protocol approved by COMPANY and any amendments, deviations, and/or results, must be communicated and approved by COMPANY prior to implementation.

Design changes

COMPANY or SUPPLIER may be responsible for initiating any product design or manufacturing changes to SUPPLIER, in the form of revised drawings or documents. COMPANY must provide written authorization for such changes.

Purchase Order

COMPANY initiates a production lot by authorizing a purchasing order (PO) to be released to SUPPLIER.

COMPANY has designed procedures to ensure accuracy of data and specifications provided to SUPPLIER to allow fulfilment of each Purchase Order. SUPPLIER procedures will ensure that each Purchase Order is reviewed before acceptance, for completeness, accuracy, clarity, and to ensure that SUPPLIER Document Control has correct versions of all required COMPANY documents.

Process Controls

SUPPLIER is responsible for establishing and maintaining controls as necessary to manufacture COMPANY PRODUCT to predetermined specifications. SUPPLIER will provide manufacturing facilities (work environment), methods, equipment, procedures, personnel, training, documentation, and systems that have been adequately qualified for the operations to be performed, and such monitoring as may be required to demonstrate (document) that required conditions were met. SUPPLIER will propose processes and controls for operations affecting COMPANY PRODUCT. COMPANY will review and approve the proposal and/or provide assistance as needed to establish an adequate process. SUPPLIER will perform validations as necessary for such methods.

COMPANY will review and approve all validation protocols and reports for manufacturing environment, equipment, and operations affecting their products, including process validation and packaging where applicable.

Use of Subcontractors

Subcontractors used by SUPPLIER to perform services such as cleaning, monitoring, testing, maintenance or calibration at the SUPPLIER facility will be qualified by SUPPLIER through their established procedure.

Any proposal by SUPPLIER to use a Subcontractor to perform operations or tests directly affecting COMPANY PRODUCTS must be approved in writing by COMPANY. Each such approval will include specification of responsibilities for SUPPLIER and/or COMPANY in establishment of (and arrangements for) any needed pre-qualifications, checks, controls, or validation of operations performed by the SUPPLIER, any verification of work at a SUPPLIER’s premises, procedures, and acceptance criteria for acceptance of such PRODUCT.

CONFIDENTIAL – May not be reproduced without written permission from Nexalin Technology Inc.

Title: SUPPLIER QUALITY AGREEMENT
Document #	SOP 013-F3	Revision		A
ECO #	001	Effective Date	20 Dec 2024	Page 4 of 5

PRODUCT Lot Traceability

COMPANY will assign a unique identifier (i.e., lot number) to each production lot. That lot number will be assigned to the DHR for that production lot. All PRODUCT manufactured by SUPPLIER for COMPANY will have a unique lot number assign prior to the onset of manufacturing ensuring complete identification and traceability of final product.

Incoming Inspection and Testing

SUPPLIER is responsible for receiving and using only materials from COMPANY or approved suppliers selected by COMPANY or SUPPLIER. COMPANY and SUPPLIER will collaborate to develop any incoming inspection or testing needed to verify acceptability of such materials.

All materials (i.e., sent by COMPANY or SUPPLIER suppliers to SUPPLIER) will need to be dispositioned by SUPPLIER in accordance with any implemented incoming inspection requirements.

In-process inspection and testing

In-process inspection or test procedures will be issued and controlled through the COMPANY document control system. Product inspections or tests performed by SUPPLIER during manufacture of COMPANY PRODUCT will be documented and become part of the Device History Record for the subject PRODUCT.

SUPPLIER will notify COMPANY of any proposed change to a SUPPLIER in-process inspection or test procedure used on a COMPANY PRODUCT, and COMPANY will have the opportunity to evaluate any potential effect of the change on their PRODUCT. Changes to processes affecting COMPANY PRODUCT must be approved in writing by COMPANY prior to implementation.

Final PRODUCT inspection and testing

COMPANY and SUPPLIER will collaborate to develop any final PRODUCT inspection or testing needed for the manufacturing of COMPANY products. Final PRODUCT inspection or test procedures will be issued and controlled through the COMPANY document control system. Sampling for final inspection of COMPANY PRODUCT will be performed in accordance with valid statistical sampling plans.

Validation and Verification Requirements

SUPPLIER will perform validation and verification studies when determined necessary. COMPANY will review and approve all validation and verification protocols and reports or test inspection methods affecting COMPANY PRODUCT.

Control of inspection, measuring, and test equipment

SUPPLIER inspection, measuring, and test equipment employed in operations affecting COMPANY PRODUCT will be controlled, maintained, and calibrated through SUPPLIER’s established system.

Control of nonconforming product

COMPANY materials and PRODUCT identified as nonconforming while in SUPPLIER’s possession will be subjected to supplier’s system for identification, quarantine, and disposition of nonconforming materials.

Review and disposition of nonconforming PRODUCT

SUPPLIER will notify COMPANY of any proposed disposition of nonconforming PRODUCT to “Accept”, “Use As Is”, “Rework” or to incorporate the nonconforming item into a next process or next higher level of assembly. Dispositions of manufacturing materials for use in COMPANY PRODUCT require approval by COMPANY QA.

Nonconforming PRODUCT Deviations

SUPPLIER agrees to notify COMPANY of any potential deviation that could occur from the use of nonconforming PRODUCT on approved procedures, specifications, processes, or acceptance criteria. A release of nonconforming PRODUCT by concession (USE AS IS) affecting COMPANY’S PRODUCT shall only be authorized by COMPANY’S Regulatory Affairs function and requires a full justification for such release as part of the proposal.

CONFIDENTIAL – May not be reproduced without written permission from Nexalin Technology Inc.

Title: SUPPLIER QUALITY AGREEMENT
Document #	SOP 013-F3	Revision		A
ECO #	001	Effective Date	20 Dec 2024	Page 5 of 5

SUPPLIER Corrective and Preventative Action (CAPA) Program

If SUPPLIER identifies an event relating to COMPANY PRODUCT, which requires corrective action, SUPPLIER will notify COMPANY QA promptly and prior to initiating corrective actions. Any production lot affected by said events will be placed into quarantine in order to determine, if any, the affect the event had on the production lot. SUPPLIER QA and COMPANY QA will determine the correct course of action to resolve the event. SUPPLIER and COMPANY will document and provide documented evidence of agreed resolution in their respective CAPA system.

COMPANY Corrective and Preventative Action (CAPA) Program

If COMPANY corrective and preventative program determines that an identified event or action needs to be resolved at the SUPPLIER facility, it is COMPANY QA responsibility to contact SUPPLIER QA to coordinate required corrective action. COMPANY and SUPPLIER will document the process in their CAPA system, respectively.

Customer Complaints

The COMPANY is responsible for receiving and processing customer complaints for COMPANY PRODUCT. Complaint Files and relevant documentation and records are maintained by COMPANY according to established procedures. If the COMPANY CAPA system determines that a corrective action is warranted at SUPPLIER, SUPPLIER QA will be notified of the requirement. COMPANY and SUPPLIER individual CAPA systems will document the event, the action(s) required, the steps taken to implement the corrective action(s), both short term (i.e., document changes, training, etc.) and long term (i.e. verification, validation, data gathering, report closure, etc.) which were implemented to address and close the corrective action(s).

Advisory Notice, Potential Recalls and Field Corrections

Subject to compliance with applicable laws and regulations, if SUPPLIER becomes aware of any defect, problem or adverse condition in any PRODUCT, SUPPLIER shall notify COMPANY of such defect, problem, or adverse condition promptly to allow COMPANY to make any required report to in accordance with applicable adverse event reporting requirements.

COMPANY shall determine whether any action should be undertaken in response to any defect, problem, or adverse condition.

SUPPLIER agrees to fully cooperate with COMPANY in the resolution of reported adverse events and incidents associated with products manufactured by SUPPLIER, including potential recalls and field corrective actions.

If SUPPLIER becomes aware of any defect, problem or adverse condition in any SUPPLIER product which is substantially similar to COMPANY PRODUCT, SUPPLIER shall notify COMPANY of such defect, problem or adverse condition promptly to allow COMPANY to determine whether any action is needed with respect to COMPANY PRODUCT.

Training Records

SUPPLIER agrees to fully train and maintain employee training records according to established SUPPLIER procedures. Training records are subject to internal and external audits/inspections.

Statistical Techniques

SUPPLIER agrees to maintain and apply its own established procedures for identifying the need for statistical techniques in application of any aspect of quality control. Where statistical techniques are deemed necessary to monitor or control processes affecting COMPANY product, SUPPLIER will allow COMPANY the opportunity to review and approve such methods to verify scientific validity.

COMPANY:	Nexalin Technology, Inc.	SUPPLIER:

Signature:	/s/ Carolyn Shelton	Signature:	/s/ Joann Burnside

Date:	11/18/2024	Date:	11/18/2024

Name:	Carolyn Shelton	Name:	Joann Burnside

Title:	SVP, Regulatory, Clinical & Quality	Title:	Mfg. Quality Director

CONFIDENTIAL – May not be reproduced without written permission from Nexalin Technology Inc.